EXHIBIT 99.1
EZCORP ANNOUNCES FISCAL 2008 SECOND QUARTER RESULTS
AUSTIN, Texas (April 24, 2008) — EZCORP, Inc. (Nasdaq: EZPW) announced today results for its fiscal second quarter and six-month period, which ended March 31, 2008.
EZCORP’s net income for the quarter ended March 31, 2008 increased 28% to $13,016,000 ($0.30 per share) compared to $10,196,000 ($0.23 per share) for the quarter ended March 31, 2007. Total revenues for the quarter increased 27% over the prior year period to $113,625,000 with signature loan revenues (payday loan and credit service fees) up 33%, pawn service charges up 32% and total sales (merchandise and jewelry scrapping) up 23%.
In our U.S. EZPAWN operations, store level operating income improved 40% to $22,008,000; and, in our EZMONEY operations store level operating income improved 3% to $9,918,000. Our 26 store EZPAWN Mexico operations contributed $815,000 compared to a slight loss in the prior year period. After administrative expense and depreciation and amortization, consolidated operating income for the quarter improved 33% to $19,793,000 (26% of net revenue) compared to $14,880,000 (25% of net revenue) for the prior year quarter.
EZCORP’s net income for the six-month period ended March 31 2008 increased 28% to $25,571,000 ($0.59 per share) compared to $19,957,000 ($0.46 per share) for the prior year six-month period. Operating income for the six-months improved 33% to $39,085,000 (25% of net revenues) compared to $29,503,000 (24% of net revenues) for the prior year six-month period.
Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, “Our second quarter was another strong quarter for us, exceeding our earnings guidance and increasing our earnings per share by 30% over the prior year. This is our twenty-third consecutive quarter of year over year earnings growth. Our pawn operation was particularly robust while our payday loan operation was challenged with bad debt. To varying degrees and in different directions, I believe both segments are impacted by the stress our customers are feeling in this economic environment.”
Rotunda continued, “We believe each of our business segments can contribute to our growth. In our pawn operation, same store, store level operating income growth of 33% was complemented with $1.1 million from our Jumping Jack Cash acquisition. Our EZMONEY operation continues with de novo growth in the U.S. and we have the prospect of expanding into Canada. We believe our Mexico pawn operation, which is in its infancy, represents a substantial growth opportunity.”
Rotunda concluded, “We are increasing our earnings per share guidance for our 2008 fiscal year to $1.14. We expect earnings per share for our June quarter to be approximately $0.21 and our September quarter to be approximately $0.34. We are lowering our expected EZMONEY store openings from 100 this fiscal year to between 70 and 80, as we have become more cautious in this economic environment. We are increasing the number of Mexico pawn locations we expect to open this fiscal year to a range of ten to twelve from our earlier estimate of seven to ten.”

EZCORP is primarily a lender or provider of credit services to individuals who do not have cash resources or access to credit to meet their short-term cash needs. In 294 U.S. EZPAWN and 26 Mexico Empeno Facil locations open on March 31, 2008, the Company offers non-recourse loans collateralized by tangible personal property, commonly known as pawn loans. At these locations, the Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. In 462 EZMONEY locations and 73 EZPAWN locations open on March 31, 2008, the Company offers short-term non-collateralized loans, often referred to as payday loans, or fee based credit services to customers seeking loans.
This announcement contains certain forward-looking statements regarding the Company’s expected performance for future periods including, but not limited to, new store expansion, anticipated benefits of acquisitions and investments and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, changes in the regulatory environment, and other factors periodically discussed in the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. You are invited to listen to a conference call discussing these results on April 24, 2008 at 3:30pm Central Time. The conference call can be accessed over the Internet or replayed at your convenience at the following address.
http://www.videonewswire.com/event.asp?id=47316
For additional information, contact Dan Tonissen at (512) 314-2289.

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

		Three Months Ended March 31,
		2008	2007
1	Revenues:
2	Merchandise sales	$44,675	$39,507
3	Jewelry scrapping sales	16,655	10,525
4	Pawn service charges	21,785	16,556
5	Signature loan fees	30,166	22,713
6	Other	344	342

7	Total revenues	113,625	89,643
8	Cost of goods sold:
9	Cost of merchandise sales	27,165	23,576
10	Cost of jewelry scrapping sales	9,566	6,798

11	Total cost of goods sold	36,731	30,374

12	Net revenues	76,894	59,269
13
14	Operations expense	37,521	31,104
15	Signature loan bad debt	6,632	2,916
16	Administrative expense	9,829	7,968
17	Depreciation and amortization	3,119	2,40

18	Operating income	19,793	14,880
19
20	Interest income	(137)	(567)
21	Interest expense	75	83
22	Equity in net income of unconsolidated affiliate	(1,118)	(820)
23	Loss on sale/disposal of assets	81	—

24	Income before income taxes	20,892	16,184
25	Income tax expense	7,876	5,988

26	Net income	$13,016	$10,196

27

28	Net income per share, diluted	$0.30	$0.23

29
30	Weighted average shares, diluted	43,228	43,445

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

		Six Months Ended March 31,
		2008	2007
1	Revenues:
2	Merchandise sales	$85,174	$77,386
3	Jewelry scrapping sales	31,663	21,626
4	Pawn service charges	44,693	34,518
5	Signature loan fees	63,694	47,108
6	Other	707	692

7	Total revenues	225,931	181,330
8	Cost of goods sold:
9	Cost of merchandise sales	51,416	46,158
10	Cost of jewelry scrapping sales	18,856	14,039

11	Total cost of goods sold	70,272	60,197

12	Net revenues	155,659	121,133
13
14	Operations expense	74,592	62,492
15	Signature loan bad debt	16,302	8,944
16	Administrative expense	19,734	15,495
17	Depreciation and amortization	5,946	4,699

18	Operating income	39,085	29,503
19
20	Interest income	(194)	(881)
21	Interest expense	156	147
22	Equity in net income of unconsolidated affiliate	(2,165)	(1,465)
23	Gain on sale/disposal of assets	243	24

24	Income before income taxes	41,045	31,678
25	Income tax expense	15,474	11,721

26	Net income	$25,571	$19,957

27

28	Net income per share, diluted	$0.59	$0.46

29
30	Weighted average shares, diluted	43,241	43,347

EZCORP, Inc.
Highlights of Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data and store counts)

		As of March 31,
		2008	2007
1	Assets:
2	Current assets:
3	Cash and cash equivalents	$35,551	$61,605
4	Pawn loans	56,701	43,109
5	Payday loans, net	5,290	3,314
6	Pawn service charges receivable, net	8,983	6,986
7	Signature loan fees receivable, net	4,781	4,334
8	Inventory, net	35,999	28,649
9	Deferred tax asset	9,006	7,150
10	Prepaid expenses and other assets	7,281	5,373

11	Total current assets	163,592	160,520
12
13	Investment in unconsolidated affiliate	36,904	20,955
14	Property and equipment, net	38,413	30,967
15	Deferred tax asset, non-current	5,346	4,249
16	Goodwill	24,422	768
17	Other assets, net	5,350	2,952

18	Total assets	$274,027	$220,411

19	Liabilities and stockholders’ equity:
20	Current liabilities:
21	Accounts payable and other accrued expenses	$22,202	$18,594
22	Customer layaway deposits	2,456	2,168
23	Federal income taxes payable	2,363	1,104

24	Total current liabilities	27,021	21,866
25
26	Deferred gains and other long-term liabilities	3,003	3,067
27	Total stockholders’ equity	244,003	195,478

28	Total liabilities and stockholders’ equity	$274,027	$220,411

29
30	Pawn loan balance per ending pawn store	$177	$153
31	Inventory per ending pawn store	$112	$102
32	Book value per share	$5.89	$4.74
33	Tangible book value per share	$5.20	$4.67
34	EZPAWN store count — end of period	320	282
35	EZMoney signature loan store count — end of period	462	369
36	Shares outstanding — end of period	41,398	41,248

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts)

		EZPAWN	EZPAWN
		United States	Mexico	EZMONEY
		Operations	Operations	Operations	Consolidated
	Three months ended March 31, 2008:
1	Revenues:
2	Sales	$59,747	$1,583	$—	$61,330
3	Pawn service charges	20,720	1,065	—	21,785
4	Signature loan fees	672	—	29,494	30,166
5	Other	341	3	—	344

6	Total revenues	81,480	2,651	29,494	113,625
7
8	Cost of goods sold	35,784	947	—	36,731

9	Net revenues	45,696	1,704	29,494	76,894
10
11	Operating expenses:
12	Operations expense	23,521	889	13,111	37,521
13	Signature loan bad debt	167	—	6,465	6,632

14	Total direct expenses	23,688	889	19,576	44,153

15	Store operating income	$22,008	$815	$9,918	$32,741

16
17	EZPAWN store count — end of period	294	26	—	320
18	EZMoney signature loan store count — end of period	6	—	456	462
19
20	Three months ended March 31, 2007:
21	Revenues:
22	Sales	$50,019	$13	$—	$50,032
23	Pawn service charges	16,548	8	—	16,556
24	Signature loan fees	792	—	21,921	22,713
25	Other	342	—	—	342

26	Total revenues	67,701	21	21,921	89,643
27
28	Cost of goods sold	30,367	7	—	30,374

29	Net revenues	37,334	14	21,921	59,269
30
31	Operating expenses:
32	Operations expense	21,501	58	9,545	31,104
33	Signature loan bad debt	148	—	2,768	2,916

34	Total direct expenses	21,649	58	12,313	34,020

35	Store operating income	$15,685	$(44)	$9,608	$25,249

36
37	EZPAWN store count — end of period	280	2	—	282
38	EZMoney signature loan store count — end of period	6	—	363	369

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts)

		EZPAWN	EZPAWN
		United States	Mexico	EZMONEY
		Operations	Operations	Operations	Consolidated
	Six months ended March 31, 2008:
1	Revenues:
2	Sales	$113,948	$2,889	$—	$116,837
3	Pawn service charges	42,710	1,983	—	44,693
4	Signature loan fees	1,481	—	62,213	63,694
5	Other	703	4	—	707

6	Total revenues	158,842	4,876	62,213	225,931
7
8	Cost of goods sold	68,552	1,720	—	70,272

9	Net revenues	90,290	3,156	62,213	155,659
10
11	Operating expenses:
12	Operations expense	47,029	1,721	25,842	74,592
13	Signature loan bad debt	539	—	15,763	16,302

14	Total direct expenses	47,568	1,721	41,605	90,894

15	Store operating income	$42,722	$1,435	$20,608	$64,765

16
17	EZPAWN store count — end of period	294	26	—	320
18	EZMoney signature loan store count — end of period	6	—	456	462
19
20	Six months ended March 31, 2007:
21	Revenues:
22	Sales	$98,998	$14	$—	$99,012
23	Pawn service charges	34,508	10	—	34,518
24	Signature loan fees	1,704	—	45,404	47,108
25	Other	692	—	—	692

26	Total revenues	135,902	24	45,404	181,330
27
28	Cost of goods sold	60,188	9	—	60,197

29	Net revenues	75,714	15	45,404	121,133
30
31	Operating expenses:
32	Operations expense	43,166	120	19,206	62,492
33	Signature loan bad debt	484	—	8,460	8,944

34	Total direct expenses	43,650	120	27,666	71,436

35	Store operating income	$32,064	$(105)	$17,738	$49,697

36
37	EZPAWN store count — end of period	280	2	—	282
38	EZMoney signature loan store count — end of period	6	—	363	369